Universal Forest Products, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Lynn Afendoulis

Director, Corporate Communications

(616) 365-1502

FOR IMMEDIATE RELEASE

Tuesday, April 18, 2017

UFPI posts record first-quarter earnings and sales

GRAND RAPIDS, Mich., April 18, 2017 – Universal Forest Products, Inc. (Nasdaq: UFPI) today reported financial results for the first quarter ended April 1, 2017.

“The employees of Universal delivered record first-quarter sales and profits, underscoring the success of our balanced business model and targeted approach to growing our business,” said CEO Matthew J. Missad. “Those records are even more impressive if you consider we did not have the same purchasing and weather advantages we enjoyed during the first quarter of 2016.”

The Company’s retail and construction markets had net sales increases of 15 and 21 percent, respectively.  The industrial market grew 37 percent, largely because of the September 2016 acquisition of idX Corp.

“While we are pleased with these results, we see opportunities to do much more.  We’re focused on a number of opportunities to grow sales and create efficiencies among our recent acquisitions that we expect will benefit us in 2017 and beyond.”

First Quarter 2017 Highlights (comparisons on a year-over-year basis):

-	Net earnings attributable to controlling interest were $21.1 million, up 10 percent
-	Diluted earnings per share were $1.03, up from $0.95
-	Net sales of $846.1 million represent a 24 percent increase over net sales of $682.2 million
-	Unit sales contributed to 17 percent of gross sales growth; higher lumber prices contributed 6 percent
-	New product sales were $74.6 million, up from $64.7 million

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Universal Forest Products, Inc.

The Company’s earnings growth fell short of its unit sales growth in the first quarter of 2017 due to a number of common business factors that impacted several operations. They include the loss in 2017 of inventory cost advantages that the Company realized the previous year in the industrial market, inclement weather in many areas of the country and the cost of start-up operations.

By market, the Company posted the following first-quarter 2017 gross sales results:

Retail

$311.8 million, up 15 percent over the same period of 2016

Sales to the retail market grew 15 percent due to a 6 percent increase in selling prices and a 9 percent increase in unit sales, led by a 19 percent increase in sales to big box customers. Net of acquisitions, unit sales grew 2 percent.

Construction

$267.8 million, up 21 percent over the same period of 2016

Unit sales to the construction market rose 13 percent in the first quarter, led by gains of 16 percent to residential construction customers and 14 percent to manufactured housing customers.  The Company remains focused on growing business selectively in areas where housing markets are the most stable.

Industrial

$277.2 million, up 37 percent over the same period of 2016

The Company’s growth in this market is primarily due to its acquisition of idX Corp., which closed in September of 2016. Excluding acquisitions, the Company grew unit sales in this market by 4 percent in the first quarter over the first quarter of 2016. The growth was generated both by adding new customers and by increasing the number of affiliates that serve large customers.

CONFERENCE CALL

Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Wednesday, April 19, 2017. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (888) 685-5759 and internationally at (503) 343-6031. Use conference ID 83487335. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through May 19, 2017, at any of the following numbers: (855) 859-2056, (404) 537-3406 or (800) 585-5367.

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Universal Forest Products, Inc.

UNIVERSAL FOREST PRODUCTS, INC.

Universal Forest Products, Inc. is a holding company whose subsidiaries supply wood, wood composite and other products to three robust markets: retail, construction and industrial.  Founded in 1955, the Company is headquartered in Grand Rapids, Mich., with affiliates throughout North America, Europe, Asia and Australia. For more about Universal Forest Products, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2017/2016

	Quarter Period				Year to Date
(In thousands, except per share data)	2017		2016		2017		2016
NET SALES	$846,130	100%	$682,151	100%	$846,130	100%	$682,151	100%

COST OF GOODS SOLD	725,390	85.7	579,412	84.9	725,390	85.7	579,412	84.9

GROSS PROFIT	120,740	14.3	102,739	15.1	120,740	14.3	102,739	15.1

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	86,919	10.3	70,828	10.4	86,919	10.3	70,828	10.4

EARNINGS FROM OPERATIONS	33,821	4.0	31,911	4.7	33,821	4.0	31,911	4.7

OTHER EXPENSE, NET	1,417	0.2	891	0.1	1,417	0.2	891	0.1

EARNINGS BEFORE INCOME TAXES	32,404	3.8	31,020	4.5	32,404	3.8	31,020	4.5

INCOME TAXES	10,770	1.3	10,765	1.6	10,770	1.3	10,765	1.6

NET EARNINGS	21,634	2.6	20,255	3.0	21,634	2.6	20,255	3.0

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(572)	(0.1)	(1,043)	(0.2)	(572)	(0.1)	(1,043)	(0.2)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$21,062	2.5	$19,212	2.8	$21,062	2.5	$19,212	2.8

EARNINGS PER SHARE - BASIC	$1.03		$0.95		$1.03		$0.95

EARNINGS PER SHARE - DILUTED	$1.03		$0.95		$1.03		$0.95

COMPREHENSIVE INCOME	24,669		20,697		24,669		20,697

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,427)		(846)		(1,427)		(846)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$23,242		$19,851		$23,242		$19,851

SUPPLEMENTAL SALES DATA
	Quarter Period			Year to Date
Market Classification	2017	2016	%	2017	2016	%
Retail	$311,750	$271,258	15%	$311,750	$271,258	15%
Industrial	277,242	201,649	37%	277,242	201,649	37%
Construction	267,817	220,957	21%	267,817	220,957	21%
Total Gross Sales	856,809	693,864	23%	856,809	693,864	23%
Sales Allowances	(10,679)	(11,713)	-9%	(10,679)	(11,713)	-9%
Total Net Sales	$846,130	$682,151	24%	$846,130	$682,151	24%

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

MARCH 2017/2016

(In thousands)
ASSETS	2017	2016	LIABILITIES AND EQUITY	2017	2016

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$31,020	$43,065	Cash overdraft	$21,566	$—
Restricted cash & cash equivalents	4,709	1,139	Accounts payable	156,030	116,525
Investments	5,928	6,737	Accrued liabilities	97,965	97,910
Accounts receivable	365,620	287,374	Current portion of debt	2,280	886
Inventories	472,016	327,177
Other current assets	23,820	16,889

TOTAL CURRENT ASSETS	903,113	682,381	TOTAL CURRENT LIABILITIES	277,841	215,321

OTHER ASSETS	14,533	10,424
INTANGIBLE ASSETS, NET	250,160	198,338	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	252,904	84,525
			OTHER LIABILITIES	49,561	51,003
PROPERTY, PLANT AND EQUIPMENT, NET	309,853	254,634	EQUITY	897,353	794,928

TOTAL ASSETS	$1,477,659	$1,145,777	TOTAL LIABILITIES AND EQUITY	$1,477,659	$1,145,777

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2017/2016

(In thousands)	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$21,634	$20,255
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	11,392	9,492
Amortization of intangibles	1,119	693
Expense associated with share-based compensation arrangements	571	432
Expense associated with stock grant plans	46	37
Deferred income taxes (credit)	224	(156)
Equity in earnings of investee	(5)	(81)
Net gain on disposition and impairment of assets	(64)	(10)
Changes in:
Accounts receivable	(67,766)	(64,276)
Inventories	(60,984)	(22,159)
Accounts payable and cash overdraft	32,769	21,498
Accrued liabilities and other	(9,676)	4,318
NET CASH FROM OPERATING ACTIVITIES	(70,740)	(29,957)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(16,531)	(12,941)
Proceeds from sale of property, plant and equipment	353	132
Acquisitions and purchase of noncontrolling interest, net of cash received	(55,441)	—
Cash contributed from noncontrolling interest	464	—
Advances of notes receivable	(228)	(1,259)
Collections of notes receivable and related interest	721	1,408
Purchases of investments	(819)	—
Proceeds from sale of investments	1,204	—
Other	(322)	(173)
NET CASH USED IN INVESTING ACTIVITIES	(70,599)	(12,833)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	281,090	1,235
Repayments under revolving credit facilities	(137,767)	(1,495)
Proceeds from issuance of common stock	146	130
Distributions to noncontrolling interest	(1,673)	(1,170)
Repurchase of common stock	(83)	—
Other	(16)	(5)
NET CASH FROM (USED IN) FINANCING ACTIVITIES	141,697	(1,305)

Effect of exchange rate changes on cash	882	(43)
NET CHANGE IN CASH AND CASH EQUIVALENTS	1,240	(44,138)

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	34,489	88,342

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$35,729	$44,204

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$34,091	$87,756
Restricted cash, beginning of period	398	586
All cash and cash equivalents, beginning of period	$34,489	$88,342

Cash and cash equivalents, end of period	$31,020	$43,065
Restricted cash, end of period	4,709	1,139
All cash and cash equivalents, end of period	$35,729	$44,204